EXHIBIT 10.58

ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM ADMINISTRATION
DIVISION OF BUSINESS AND FINANCE
SECTION A: CONTRACT

1. AMENDMENT NUMBER: 5	2. CONTRACT NO.: YH09-0001-07	3. EFFECTIVE DATE OF AMENDMENT: August 1, 2009	4. PROGRAM: DHCM - ACUTE
5. CONTRACTOR/PROVIDER NAME AND ADDRESS: VHS Phoenix Health Plan, LLC 7878 N. 16th Street, Suite 105 Phoenix, Arizona 85020
6. PURPOSE OF AMENDMENT: To amend Section B, Capitation Rates, effective October 1, 2008.

7.	THE CONTRACT REFERENCED ABOVE FOLLOWS

ADD to Section B, CAPITATION RATES after the first subparagraph add the following language:

“The Contractor will be paid the attached Contractor specific capitation rates retroactively, per member per month, for the period of October 1, 2008 through December 31, 2008, to increase rural hospital inpatient reimbursement. The retroactive rate adjustment is applied to the risk adjusted capitation rates. Only the impacted rates are included on the attachment; all other rates remain unchanged. The Administration requires that the Contractor then make one-time payments to each rural hospital as prescribed on the attached schedule, pursuant to ARS §36-2905.02, to increase inpatient reimbursement to these small rural hospitals

The retroactive capitation rate payment for rural hospital reimbursement will be paid after the retroactive risk adjustment capitation is paid. The Contractor shall make the prescribed payments to the rural hospitals 15 days from receipt of the funds and submit proof of payment to the rural hospitals to the Assistant Director of the Division of Health Care Management 30 days from receipt of the funds.

The capitation rates for the period of January 1, 2009 through September 30, 2009, are not impacted by this amendment.”

NOTE: Please sign and date all copies and then return one executed original to: Mark Held Sr. Procurement Specialist AHCCS Contracts 701 E. Jefferson St., MD 5700 Phoenix, AZ 85034

8. EXCEPT AS PROVIDED FOR HEREIN, ALL TERMS AND CONDITIONS OF THE ORIGINAL CONTRACT NOT HERETOFORE CHANGED AND/OR AMENDED REMAIN UNCHANGED AND IN FULL EFFECT.

IN WITNESS WHEREOF THE PARTIES HERETO SIGN THEIR NAMES IN AGREEMENT

9. SIGNATURE OF AUTHORIZED REPRESENTATIVE:	10. SIGNATURE OF AHCCCSA CONTRACTING OFFICER:
/a/ Nancy Novick	/s/ Michael Veit

TYPED NAME: NANCY NOVICK	MICHAEL VEIT
TITLE: CHIEF EXECUTIVE OFFICER	CONTRACTS & PURCHASING ADMINISTRATOR
DATE: 7/7/09	DATE: JUL 02 2009

Contract Rates 27 - PHP ARIZONA HEALTH CARE COST CONTAINMENT SYSTEM REVISED CAPITATION RATE SUMMARY – ACUTE RATES Phoenix Health Plan 10/01/2008-12/31/2009

		Effective 10/01/08-4/30/09
Title XIX and KidsCare Rates:		TANF <1, M/F	TANF 1-13, M/F	TANF 14-44, F	SSI w/ Med	SSI w/o Med	Non-MED
4	Apache/Coconino/Mohave/Navajo	$581.54	$120.61	$303.00	$189.38	$778.94	$592.61
6	Yavapai	$580.04	$122.86	$314.80	$233.94	$820.40	$680.70
8	Gila/Pinal	$603.50	$111.53	$270.48	$158.67	$771.82	$510.66

Two percent Premium tax is included in the Capitation Rates.
Payments stated without Premium Tax.

Phoenix Health Plan	Payment
Benson Hospital	$–
Carondelet Holy Cross	$–
Cobre Valley Community Hospital	$282,054.97
Copper Queen Community Hospital	$–
La Paz Regional Hospital	$69,228.71
Little Colorado Medical Center	$252,927.08
Mount Graham Regional Medical Center	$–
Navapache Regional Medical Center	$507,870.68
Northern Cochise Community Hospital	$–
Page Hospital	$157,179.38
Payson Regional Medical Center	$809,950.88
Sage Memorial Hospital	$–
Sierra Vista Regional Health	$–
Southeastern Az Medical Center	$–
Valley View Medical Center	$452,374.48
Verde Valley Medical Center	$1,289,959.83
White Mountain Regional Medical Center	$42,010.35
Wickenburg Regional Health Center	$10,549.44
YRMC East	$166,848.19

Total	$4,040,953.99